Exhibit 99.1

Chess Supersite Corporation (CHZP) Has Completed Filing of Its Application for International Patents, Including USA

“Choose Your Moves and Win!” Contests

TORONTO, ON – (NewMediaWire) – July 11, 2016 – Chess Supersite Corporation (OTC PINK: CHZP) - The nature of the Company’s patent is to create a practical, educational yet enjoyable mechanism helping students to understand the selection of moves by strong grand masters who play a match online. Besides the game itself, students see on their screens 3 hints (best moves) selected by one of the strongest computer programs, while listening to grand master commentary, all in real time. Once the game is over, all students/spectators are invited to participate in an analysis of the game just played, along with the players and commentators.

This is a unique experience which should tremendously help students of chess to understand how grand masters think, and how they choose their moves.

The Company is preparing to use its patented technology both live and online. Further announcements concerning this technology will be forthcoming shortly.

About Chess Supersite Corp.

Chess Supersite Corp., is a publicly traded company, trading symbol: CHZP on the OTC Market Group, whose primary business is the development and operation of the chess portal www.chesssupersite.com -- a comprehensive chess portal featuring state-of-the-art playing zone, broadcasts of the major tournaments, intuitive mega database, chess skilled contests and much more. Additional information can be accessed on the company’s website www.chesssupersitecorp.com

Forward-Looking Statements Disclaimer: This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by the following words: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements are not a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that may cause our results, levels of activity, performance or achievements to be materially different from the information expressed or implied by the forward-looking statements in this press release. This press release should be considered in light of all filings of the Company that are contained in the Edgar Archives of the Securities and Exchange Commission at www.sec.gov.

CONTACT INFORMATION

Contact:
Chess Supersite Corporation
www.chesssupersitecorp.com
1131A Leslie Street, Suite 101
Toronto, Ontario, M3C 3L8, Canada
Ph: 416-441-4631